Exhibit 10.1

Notice of Winning Bid
(English Translation)

Zhengzhou Duesail Fracture Proppant Co., Ltd.:

Your company has won a tender for fracture proppants with the Changqing Project Department of Liaohe Oilfield. The amount is 10,000 ton at the price of RMB 2,060 per ton (Price at arrival). Delivery address: Wulantaolegai warehouse, Wushen Qi, Inner Mongolia. The supply starts from July 2009 to December 30, 2009. Settlement: Settlement will be made every one month provided the goods are accepted as qualified after inspection.

Liaohe Oilfield, Changqing Project Department

July 6, 2009